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NEUBERGER BERMAN ALTERNATIVE FUNDS
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Neuberger Berman Alternative Funds
Neuberger Berman Absolute Return Multi-Manager Fund

1290 Avenue of the Americas
New York, New York 10104
800-877-9700
INFORMATION STATEMENT DATED JANUARY 12, 2024
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY
IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF THE INFORMATION STATEMENT
The Information Statement is available at www.nb.com.
The purpose of this Information Statement is to provide you with information about a new subadviser for the Neuberger Berman Absolute Return Multi-Manager Fund (“Fund”), a series of Neuberger Berman Alternative Funds (“Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Fund’s Prospectus or Statement of Additional Information, or its most recent Annual Report or Semi-Annual Report, free of charge, by writing to the address shown above, by calling 1-800-877-9700, or by visiting www.nb.com.  This Information Statement is being mailed on or about January 12, 2024 to shareholders of record as of December 29, 2023.
BACKGROUND
Neuberger Berman Investment Advisers LLC (the “Manager”), located at 1290 Avenue of the Americas, New York, NY 10104, is the Fund’s investment manager and administrator. Neuberger Berman BD LLC, located at the same address as the Manager, is the Fund’s distributor and principal underwriter.  The Manager is responsible for choosing the Fund’s investments and handling its day-to-day business, including the oversight of the investment activities of the subadvisers of the Fund (each, a “Subadviser” and collectively, “Subadvisers”).  The Manager allocates assets of the Fund to Subadvisers whose strategy it believes, when combined to form a single portfolio, can provide attractive risk-adjusted returns over the long term.
The Manager and the Fund have obtained an exemptive order from the Securities and Exchange Commission (“SEC”) that permits the Manager to engage additional unaffiliated Subadvisers, and to enter into and materially amend existing or future sub-advisory agreements with unaffiliated Subadvisers, upon the approval of the Trust’s Board of Trustees (the “Board”), without obtaining shareholder approval. Accordingly, the Manager is able, subject to Board approval, to appoint and replace Subadvisers and to amend sub-advisory agreements without obtaining shareholder approval.
At its meetings held on December 14, 2023, the Board of the Trust, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust or the Manager (including its affiliates) (“Independent Fund Trustees”), considered and unanimously approved the Manager’s proposal to appoint Crabel Capital Management, LLC (“Crabel”) as a Subadviser to an allocated portion of the Fund. The Manager’s proposal was based on certain factors, including, but not limited to, the desire to add a new Subadviser that would complement the current investment strategies of the Fund’s other Subadvisers by offering greater style diversification. The other current Subadvisers to the Fund are BH-DG Systematic Trading LLP, GAMCO Asset Management Inc., P/E Global, LLC, and Portland Hill Asset Management Limited.
For investment management services, the Fund pays the Manager a management fee.  The addition of the new Subadviser will not result in a change to the management fee paid by the Fund.
The following table shows the management fee paid to the Manager and the sub-advisory fees paid by the Manager to each of the Fund’s Subadvisers during the fiscal year ended October 31, 2023.
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$2,309,741	1.70%	$951,799	0.70%

INFORMATION REGARDING THE SUBADVISER
The following provides additional information about the new Subadviser.
Crabel Capital Management, LLC
General
Crabel, located at 1999 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067, manages assets allocated to the managed futures strategy. Crabel is a registered investment adviser, is registered under the Commodity Exchange Act as a “commodity trading advisor” and is a member of the National Futures Association, providing asset management services for over 30 years. As of December 31, 2023, Crabel managed approximately $6.09 billion in total assets.
Investment Strategy
Crabel utilizes a managed futures strategy for the Fund.
Directors and Executive Officers
The following are directors and/or executive officers of Crabel as of December 31, 2023. The address of each is 1999 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.
Name	Position
William Harrison Crabel	Chairman and Chief Investment Officer
Michael Pomada	President and Chief Executive Officer
Richard Rusin	Chief Operating Officer
Alden Melbourne	Senior Partner
Stephen Wisdom	Senior Partner
Constance Wick	General Counsel and Chief Compliance Officer
No officer or Trustee of the Trust is an officer, employee, director, or shareholder of Crabel.
Comparable Funds
The chart below provides information regarding other registered investment companies with a similar investment objective as the Fund for which Crabel acts as an investment adviser:

Name of Fund	Net Assets (as of December 31, 2023)	Fee Caps or Waivers
Abbey Capital Futures Strategy Fund	$213.27mm	No
Abbey Capital Multi Asset Fund	$86.12mm	No
Columbia Funds Multi-Manager Alternative Strategies Fund	$60.44mm	No

Compensation
Under the sub-advisory agreement by and between the new Subadviser and the Manager (the “Sub-Advisory Agreement”), the Manager is responsible for all fees payable to the new Subadviser for its services as a Subadviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of the new Subadviser to the Fund does not affect the management fees paid by the Fund or its shareholders.
Information Regarding the Sub-Advisory Agreement
Pursuant to the Sub-Advisory Agreement, the Subadviser has been, or will be, delegated responsibility for the day-to-day management of the assets of the Fund allocated to such Subadviser. The Sub-Advisory Agreement provides in substance that the Subadviser will make and implement investment decisions for the Fund in its discretion and will continuously develop an investment program for the Fund’s assets allocated to such Subadviser.  The Sub-Advisory Agreement permits the Subadviser to effect securities transactions on behalf of the Fund through associated persons of the Subadviser.  The Sub-Advisory Agreement also specifically permits the Subadviser to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Fund.
The Sub-Advisory Agreement continues with respect to the Fund until October 31, 2025, and is renewable from year to year thereafter, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval and (2) by the vote of a majority of the Trustees or a vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund. The Sub-Advisory Agreement is subject to termination, without penalty, with respect to the Fund by a vote of the majority of the Trustees, or by a vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund, or, by the Manager on not less than 30 nor more than 60 days’ prior written notice to the Fund.  The Subadviser is permitted to terminate the Sub-Advisory Agreement on 60 days’ prior written notice to the Fund and Manager. The Sub-Advisory Agreement also terminates automatically with respect to the Fund if it is assigned or if the management agreement between the Manager and the Trust terminates with respect to the Fund.

BOARD CONSIDERATIONS

At meetings held on December 13-14, 2023, the Board, including the Independent Trustees, considered and approved the Sub-Advisory Agreement between the Manager and Crabel Capital Management, LLC (“Crabel”) (an “Additional Subadviser”), which will be responsible for managing a portion of the assets of the Fund. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of the Manager (“Independent Counsel”).

In evaluating the Sub-Advisory Agreement, the Board, including the Independent Trustees, reviewed materials furnished by the Additional Subadviser in response to questions submitted by the Manager, the Independent Trustees and Independent Counsel, and met with senior representatives of the Manager regarding the Additional Subadviser’s personnel, operations, compliance program and financial condition as they relate to the Fund.

The Board noted that the Manager and the Fund had obtained from the SEC an exemptive order that permitted the Manager to add or replace subadvisers to the Fund without a shareholder vote, provided the Independent Trustees approve the new subadviser and certain other steps are taken and that the Manager, pursuant to its agreement with the Fund and related subadviser oversight policies and procedures approved by the Board, is responsible for overseeing the Additional Subadviser.

Provided below is a description of the Board’s contract approval process and the material factors that the Board considered at its meeting regarding the approval of the Sub-Advisory Agreement and the compensation to be paid thereunder. In connection with its approval of the Sub-Advisory Agreement, the Board evaluated the terms of the Sub-Advisory Agreement, the overall fairness of the Sub-Advisory Agreement to the Fund and whether the Sub-Advisory Agreement was in the best interests of the Fund and Fund shareholders. The Board’s determination to approve the Sub-Advisory Agreement was based on a comprehensive consideration of all information provided to the Board.  This description is not intended to include all of the factors considered by the Board.  In their deliberations, the Board members did not identify any particular information or factor that was all-important or controlling, and each Trustee may have attributed different weights to the various factors.  The Board focused on the potential costs and benefits of the Sub-Advisory Agreement to the Fund and, through the Fund, its shareholders.

With respect to the nature, extent and quality of the services provided, the Board considered the investment philosophy and decision-making processes of, and the qualifications, experience, and capabilities of, and the resources available to, the portfolio management personnel of the Additional Sub-Adviser who would perform services for the Fund. The Board reviewed the performance for accounts managed by the Additional Subadviser that were substantially similar in strategy to the strategy the Additional Subadviser will use for the Fund, noting that the accounts may not be subject to the same investment guidelines or 1940 Act restrictions as the Fund. The Board considered the policies and practices regarding brokerage and allocation of portfolio transactions of the Additional Subadviser and noted that the Manager would monitor the quality of the execution services provided by the Additional Subadviser.

The Board also considered the Additional Subadviser’s compliance history, as well as the scope of its compliance program, including the Fund’s Chief Compliance Officer’s and the Manager’s assessment of the program. The Board also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving the Additional Subadviser, and reviewed information regarding its financial condition, history of operations and any conflicts of interest in managing the Fund.

With respect to the overall fairness of the Sub-Advisory Agreement, the Board had previously considered the Fund’s fee structure as compared to a peer group of comparable funds and any fall-out (i.e. indirect) benefits likely to accrue to the Manager or its affiliates. The Manager indicated that similar comparative information was not available with respect to the amount paid to the Additional Subadviser. The Board did, however, consider an estimate of the costs of the services to be provided and estimated profit or loss that would be realized by the Manager as a result of adding the Additional Subadviser. The Board also considered the fees the Additional Subadviser charges for products with investment objectives, and strategies that are similar to those of the Fund. The Board did not give substantial weight to the estimated profitability data from the Additional Subadviser because the Board did not view this data as being a key factor to its deliberations given the arm’s-length nature of the relationship between the Manager and the Additional Subadviser with respect to the negotiation of subadvisory fee rate.  To test its assumption of an arm’s-length fee rate, the Board requested from the Manager information about any other business relationships it has with the Additional Subadviser.  In addition, the Board noted that the Additional Subadviser may not account for its profits on an account-by-account basis and may employ different methodologies in connection with its calculations.

Conclusions as to Additional Sub-Advisory Agreement

In approving the Sub-Advisory Agreement, the Board concluded that, in its business judgment, the terms of the Sub-Advisory Agreement are fair and reasonable and that approval of the Agreement is in the best interests of the Fund and its shareholders. In reaching this determination, the Board considered that the Additional Subadviser could be expected to provide a high level of service to the Fund; that the Additional Subadviser’s fees appeared to the Board to be reasonable given the nature, extent and quality of services expected to be provided; and that the expected benefits accruing to the Additional Subadviser and its affiliates and the Manager and its affiliates by virtue of their relationship with the Fund were reasonable in light of the expected costs of providing the sub-advisory services and the expected benefits accruing to the Fund.

ADDITIONAL INFORMATION ABOUT THE FUND
Portfolio Transactions
To the extent permitted by law and in accordance with procedures established by the Board, affiliates of the Manager or Subadvisers are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the over-the-counter market) where such brokers are capable of providing best execution (“Affiliated Brokers”). For the fiscal year ended October 31, 2023, the Fund did not pay any brokerage commissions to Affiliated Brokers.

Control Persons and Principal Holders
As of December 29, 2023, the following are all of the beneficial and record owners of five percent or more of a class of the Fund. Except where indicated with an asterisk, the owners listed are record owners. These entities hold these shares of record for the accounts of certain of their clients and have informed the Fund of their policy to maintain the confidentiality of holdings in their client accounts, unless disclosure is expressly required by law.
Class	Name & Address	Percent Owned
Class A	MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENE OF ITS CUST 1 NEW YORK PLZ FL 12 NEW YORK NY 10004-1965	16.63%
	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	12.07%
	AMERICAN ENTERPRISE INVESTMENT SVC FBO # 41999970 707 2ND AVE S MINNEAPOLIS MN 55402-2405	11.28%
	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN FUND ADMINSTRATION (97NX1) 4800 DEER LAKE DR E FL 2 JACKSONVILLE FL 32246-6484	11.08%
	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT FIRM 92500015 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	9.27%
	UMB BANK NA CUST IRA FBO 2001 KARBACH ST STE J HOUSTON TX 77092-8425	5.88%
	WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	5.21%

Class C	LPL FINANCIAL A/C 1000-0005 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	19.46%
	WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	14.78%
	UBS WM USA 0O0 11011 6100 OMNI ACCOUNT M/F SPEC CDY A/C EBOC UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	13.12%
	RBC CAPITAL MARKETS LLC MUTUAL FUND OMNIBUS PROCESSING OMNIBUS ATTN MUTUAL FUND OPS MANAGER 250 NICOLLET MALL SUITE 1400 MINNEAPOLIS MN 55401-7554	11.21%
	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT FIRM 92500015 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	7.98%
Class E	NATIONAL FINANCIAL SVCS CORP FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS 499 WASHINGTON BLVD FL 4 JERSEY CITY NJ 07310-2010	100.00%
Institutional Class	UBS WM USA 0O0 11011 6100 OMNI ACCOUNT M/F SPEC CDY A/C EBOC UBSFSI 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	20.32%
	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	18.70%

	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 499 WASHINGTON BLVD FL 4 JERSEY CITY NJ 07310-2010	16.64%
	CHARLES SCHWAB & CO INC ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	16.13%
	WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	7.53%
	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCOUNT FIRM 92500015 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	5.94%
Class R6	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	46.97%
	JOHN HANCOCK TRUST COMPANY LLC 200 BERKELEY ST BOSTON MA 02116-5038	32.23%
	NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	20.80%

As of December 29, 2023, the Fund Trustees and officers of the Trust, as a group, owned beneficially or of record less than 1% of the outstanding shares of each Class of the Fund except that they owned beneficially or of record 8.66% of the outstanding shares of Class E of the Fund.

Outstanding Shares
There were 9,144,688 Institutional Class shares, 644,577 Class A shares, 214,768 Class C shares, 206,116 Class E shares and 11,703 Class R6 shares of the Fund issued and outstanding as of December 29, 2023.
Document Delivery.  Please note that only one annual report or information statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an annual report or information statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at 1290 Avenue of the Americas, New York, NY 10104 or 1-800-877-9700.

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